UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): April 11, 2018
Accenture plc
(Exact name of registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 11, 2018, the Board of Directors (the “Board”) of Accenture plc (the “Company”) appointed Venkata S.M. “Murthy” Renduchintala as a new director of the Company, effective April 12, 2018, upon the recommendation of the Board’s Nominating & Governance Committee. Dr. Renduchintala will serve until the Company’s 2019 annual general meeting of shareholders, when he will be subject to re-appointment by a vote of the Company’s shareholders.

Dr. Renduchintala, 52, is chief engineering officer and president of the Client and Internet of Things (IoT) Businesses and Systems Architecture group and the Technology and Manufacturing group at Intel Corporation. In his current role at Intel, he is responsible for aligning technology, engineering, product design and process development to drive execution across all of Intel’s businesses. He also provides business direction to extend Intel’s strategy across its client and connectivity businesses. Before joining Intel in 2015, Dr. Renduchintala was executive vice president of Qualcomm Technologies Inc. and co-president of Qualcomm CDMA Technologies, where he led the semiconductor business in the computing and mobile segments. He joined Qualcomm in 2004 from Skyworks Solutions, where he was vice president and general manager of the Cellular Systems division. Prior to Skyworks, he spent a decade with Philips Electronics, progressing to become vice president of engineering for its consumer communications business.

Dr. Renduchintala holds a bachelor’s degree in electrical engineering, a master’s degree in business administration and a Ph.D. in digital communications from the University of Bradford in England.
Dr. Renduchintala has been appointed to serve on the Board’s Audit Committee. He will receive the pro rata portion of the standard compensation for service on the Board (currently $100,000 per annum) and the Audit Committee (currently $15,000 per annum), based on the number of days remaining in the current director compensation year. Dr. Renduchintala may elect to receive his compensation in cash or equity. He will also receive the standard grant of restricted share units valued at $200,000 made by the Company to directors newly appointed to the Board.
The Company expects Dr. Renduchintala to enter into the Company’s standard indemnification agreement for its directors.
A copy of the Company’s news release issued on April 12, 2018 regarding the appointment of Dr. Renduchintala to the Board is filed as Exhibit 99 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99	News Release of Accenture, dated April 12, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 12, 2018	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary